UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)           August 22, 2014

VACCINOGEN, INC.

(Exact name of registrant as specified in its charter)

Maryland	000-54997	14-1997223
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5300 Westview Drive, Suite 406, Frederick, MD	21703
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 668-8400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

On April 24, 2014, we entered into a binding agreement (the “Original TIS Agreement”) with The Investment Syndicate, a group of investors (“TIS”), pursuant to which TIS agreed to purchase (a) up to 3,636,364 units (“Units”), each Unit consisting of one share of our common stock and one warrant, exercisable for five years, to purchase three tenths (0.3) of a share of common stock at an exercise price of $6.05 per whole share, at $5.50 per Unit, for a total of up to $20,000,000, in our current Unit (Round C) offering, and (b) up to 10,909,091 shares of our common stock at $5.50 per share, for a total of up to an additional $60,000,000, all in up to five (5) closings. Each Unit contains anti-dilution rights providing for the issuance of additional shares (“Adjustment Shares”), as described in Item 3.02. In addition, TIS has the option, but not the obligation, to purchase up to an additional 5,454,545 shares of our common stock at $5.50 per share, for a total of up to $30,000,000. The terms and conditions of the Original TIS Agreement were disclosed in our Current Report on Form 8-K filed with the SEC on April 28, 2014. TIS’ obligation to purchase any Units (or shares of common stock) under the Original TIS Agreement is subject to the satisfaction of various closing conditions as described in our April 28, 2014 Form 8-K.

Effective as of August 22, 2014 (the “First Closing”), we entered into a series of agreements related to the Original TIS Agreement in connection with the first closing of the purchase and sale of our securities under the TIS Agreement (as described in Item 3.02). The descriptions of these agreements set forth below do not purport to be complete and are qualified in their entirety by reference to the agreements, each of which is attached to this Current Report on Form 8-K and incorporated herein by reference.

1.                  Amendment to TIS Agreement. We entered into an amendment to the Original TIS Agreement (as amended, the “TIS Agreement”) with TIS, pursuant to which the following material terms were amended:

Closings. Each closing, and the conditions to each closing, are independent of each other closing, and the closings are not required to occur in any particular order or sequence. TIS may waive any condition to a closing and may make all or any portion of its total investment before the occurrence of any condition to closing.

Confirmation of Abell Equity Investment. On January 16, 2013, we entered into an investment agreement (the “Investment Agreement”) with The Abell Foundation, Inc. (“Abell”), under which Abell was granted an option to acquire up to $5,000,000 of our common stock. The number of shares to be issued is based on the lowest price paid by any purchaser of shares in a subsequent round of equity financing meeting certain conditions defined in the Investment Agreement. The term of the Investment Agreement and Abell’s right to exercise is perpetual.

Before or at the time of the First Closing, we must enter into an amended agreement with Abell, under which Abell must either (a) confirm its commitment to purchase up to 909,091 shares of our common stock at $5.50 per share, for a total of up to $5,000,000, on or before the 14th day following Abell’s receipt of written notice (together with such further related information and documentation as Abell may reasonably require) from us that both (i) the first patient has been given three doses of OncoVAX, with positive results (Delayed-Type Hypersensitivity), in the next phase IIIb trial and (ii) the aggregate investment by TIS of at least $40,000,000 for the purchase of our securities in accordance with the TIS Agreement has occurred or (b) surrender its investment option if the condition above has occurred and Abell chooses not to invest within such 14 day period. TIS will join the execution of the amended Abell agreement for the sole purpose of affirming Vaccinogen’s commitments to (x) relocate its offices to Baltimore, Maryland within 12 months of the closing of a financing of at least $35 million and (y) to construct and maintain its next and principal manufacturing facility in Baltimore, Maryland.

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Board Re-constitution. Concurrent with the First Closing, our board of directors (the “Board”) must be reconstituted to consist of Michael G. Hanna, Jr., Ph.D., Andrew Tussing, John Nicolis, a TIS nominee, and a new chairman. The new chairman will initially be either Benjamin Carson, M.D., or Anders Halldin, a TIS leader, if Dr. Carson is unwilling to join the board or otherwise unavailable. Mr. Halldin will also serve as the chairman of our nominating committee. Before the fifth closing, we must increase the size of the Board to seven (7) members, and we must appoint three (3) independent directors, with Dr. Hanna retiring from the Board upon appointment of the third independent director. Dr. Hanna will retain “Chairman Emeritus” status following resignation.

2.                  Intracel Termination Agreement. We entered into a letter agreement the (“Intracel Termination Agreement”) with Intracel Holdings Corporation (“Intracel”), our largest stockholder, to (a) amend certain terms contained in that certain License Agreement dated as of October 10, 2007 (the “Original License Agreement), as amended by that certain Amendment to License Agreement, dated as of June 24, 2010 (the “License Amendment” and, collectively with the Original License Agreement, the “License Agreement”), by and between us and Intracel and (b) to address certain other matters between Vaccinogen and Intracel. Under the terms of this License Agreement, we had, among other things, granted royalty payments to Intracel based on future sales of OncoVAX® and agreed to make certain licensing payments to Intracel. Three of our directors immediately prior to the First Closing (Daniel Fitzgerald, Daniel Kane, and Alan Cohen) are shareholders of Intracel, and both Mr. Kane and Mr. Fitzgerald are directors of Intracel. Intracel is our largest stockholder, holding approximately 41% of our outstanding stock immediately prior to the First Closing.

Under the terms of the Intracel Termination Agreement, effective automatically at the time TIS purchases all 3,636,364 Units and all 10,909,091 shares of our common stock, for a total of $80,000,000, pursuant to the TIS Agreement (the “Trigger Date”), the License Agreement shall terminate and no longer be of any force or effect, and we shall no longer have any obligation to pay to Intracel any royalties or other payments under the License Agreement. Further, once TIS purchases 1,818,182 Units pursuant to the TIS Agreement, for a total of $10,000,000, Intracel’s right to designate three (3) of our directors (to the extent now in existence) shall be terminated, and Intracel shall not have any right to designate directors for appointment by our Board. In connection therewith, conditioned upon TIS’s purchase of 1,818,182 Units pursuant to the TIS Agreement, Alan Cohen, Daniel Fitzgerald, and Daniel Kane have all agreed to tender their resignations as our directors.

3.                  Intracel Right of First Offer Agreement. We entered into a Right of First Offer Agreement with Intracel under which we agreed to offer any New Securities (as defined therein) to Intracel prior to offering them to any new investor. This right provides Intracel with the right to purchase a pro-rata amount of such New Securities based on the amount of securities held by Intracel prior to the offer of such New Securities. These rights do not apply to the sale of any Exempted Securities (as defined therein) or any securities being sold to TIS under the TIS Agreement, unless the terms of the TIS investment are revised to lower the price or in a manner that is materially adverse to Intracel. The rights under this Right of First Offer Agreement expire upon the first to occur of (a) an initial public offering (as defined therein); (b) a change of control (as defined therein); (ii) liquidation, dissolution, or winding up of the business affairs of Intracel or (iv) the listing of any capital stock of the Company on a Nasdaq or NYSE exchange.

4.                  Abell Foundation Letter Agreement. We entered into a letter agreement with Abell (the “Abell Amendment”), pursuant to which Abell agreed to either (a) purchase up to 909,091 shares of our common stock at $5.50 per share, for a total of up to $5,000,000, on or before the 14th day following Abell’s receipt of written notice (together with such further related information and documentation as Abell may reasonably require) from us that both (i) the first patient has been given three doses of OncoVAX, with positive results (Delayed-Type Hypersensitivity), in the next phase IIIb trial and (ii) the aggregate investment by TIS of at least $40,000,000 for the purchase of our securities in accordance with the TIS Agreement has occurred or (b) surrender its investment option if the condition above has occurred and Abell chooses not to invest within such 14 day period. TIS executed the Abell Letter Agreement for the sole purpose of affirming our commitments to (x) relocate our offices to Baltimore, Maryland within 12 months of the closing of a financing of at least $35 million and (y) to construct and maintain our next and principal manufacturing facility in Baltimore, Maryland.

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5.                  Subscription Agreements. We entered into a subscription agreement with an accredited investor, pursuant to which we consummated the First Closing under the TIS Agreement and issued 1,818,182 Units at $5.50 per Unit, for a total of $10,000,001, to an accredited investor, as described in Item 3.02 below. Each Unit consists of one share of our common stock and one warrant, exercisable for five years, to purchase three tenths (0.3) of a share of common stock at an exercise price of $6.05 per whole share. Each Unit contains anti-dilution rights providing for the issuance of additional Adjustment Shares, as described in Item 3.02. As a result, we issued a total of 1,869,159 shares of our common stock and warrants to purchase 545,454 shares of our common stock at an exercise price of $6.05 per share.

Amendment to Abell Promissory Note:  On August 25, 2014, 2014, The Abell Foundation provided Vaccinogen with written notice of its agreement to extend until August 26, 2014 the maturity date under the Seventh Amended and Restated Promissory Note made February 1, 2014 by Vaccinogen Inc. in favor The Abell Foundation.

Item 1.02	Termination of a Material Definitive Agreement.

See Item 1.01 above related to the Intracel Termination Agreement.

Section 3 - Securities and Trading Markets

Item 3.02	Unregistered Sales of Equity Securities.

On April 24, 2014, we entered into (and on August 22, 2014, we amended) the TIS Agreement, pursuant to which TIS agreed to purchase (a) up to 3,636,364 units (“Units”), each Unit consisting of one share of our common stock and one warrant, exercisable for five years, to purchase three tenths (0.3) of a share of common stock at an exercise price of $6.05 per whole share, at $5.50 per Unit, for a total of up to $20,000,000, in our current Unit (Round C) offering, and (b) up to 10,909,091 shares of our common stock at $5.50 per share, for a total of up to an additional $60,000,000, all in up to five (5) closings, on the terms and conditions described in Item 1.01 of our Current Report on Form 8-K filed on April 28, 2014 and in Item 1.01 herein. Each Unit contains anti-dilution rights providing for the issuance of additional shares (“Adjustment Shares”), as described herein. The total number of shares of common stock underlying all warrants to be issued to TIS is 1,090,908. In addition to the foregoing, TIS has the option, but not the obligation, to purchase an additional 5,454,545 shares of our common stock at $5.50 per share, for a total of up to $30,000,000. This right expires six (6) months after the first closing. The transactions contemplated under the TIS Agreement will be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to exemptions afforded by Section 4(a)(2) of the Securities Act, Rule 506 of Regulation D promulgated thereunder, and/or Regulation S promulgated thereunder.

On August 22, 2014, we consummated the First Closing under the TIS Agreement under which we issued sold 1,818,182 Units at $5.50 per Unit, for a total of $10,000,001, to an accredited investor. Each Unit consists of one share of our common stock (subject to issuance of additional Adjustment Shares as described below) and one warrant, exercisable for five years, to purchase three tenths (0.3) of a share of common stock at an exercise price of $6.05 per whole share. As a result, we issued 1,818,182 shares of our common stock and warrants to purchase 545,454 shares of our common stock at an exercise price of $6.05 per share. We received gross proceeds of $10,000,001 from the sale of these Units for cash. From these proceeds, we used (or will use) approximately (i) $712,632 to repay all outstanding principal and interest due to Abell, (ii) up to $3,900,000 to satisfy past and undisputed accounts payables, (iii) approximately $860,000 in deferred compensation to officers and directors, and (iv) up to $700,000 in finder fees. The remaining proceeds will be used for working capital and general corporate purposes. The issuance was exempt under Rule 506 of the Securities Act of 1933, as amended. The investor was an accredited investor and was solicited by our officers (Michael Hanna and Andrew Tussing) and had a substantial pre-existing relationship with our strategic advisor. The shares of common stock and warrants received were issued as restricted securities and all certificates issued contained a legend stating the shares have not been registered under the Securities Act and setting forth or referring to the restrictions on transferability and the sale of the shares under the Securities Act.

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The Units contain anti-dilution rights such that if the market price of our common stock on the effective date of our first S-1 registration statement filed with the SEC (the “Effectiveness Date Market Price”) was less than $5.50 per share, then we will issue to each subscriber of the Units, for no additional consideration, such number of shares (“Adjustment Shares”) of common stock equal to the difference between (x) the number of shares of our common stock that would have been issued to the subscriber if the per-Unit purchase price for such shares had been equal to either (1) the Effectiveness Date Market Price or (2) $5.00, whichever is greater and (y) the number of shares of the common stock originally issued to the subscriber upon the closing of the sale of Units.   The Effectiveness Date Market Price was $5.35 on October 31, 2013.  Accordingly, we issued 50,977 Adjustment Shares to the subscriber in connection with the First Closing.  We did not receive any proceeds for issuance of the Adjustment Shares. The issuance of the Adjustment Shares was also exempt under Rule 506 of the Securities Act of 1933, as amended.

Section 5 – Corporate Governance and Management

Item 5.01	Changes in Control of Registrant.

The following events may result in a change of control of Vaccinogen:

1.                  A majority of our board of directors has resigned, and new directors have been appointed to fill the vacancies. Additionally, a new Chief Executive Officer has been appointed. See Item 5.02 below for more information on these resignations and appointments.

2.                  Pursuant to the TIS Agreement, TIS has the right to acquire up to 20,101,954 shares of our common stock and warrants to purchase up to 1,090,908 shares of our common stock. As of the date hereof, TIS is deemed to beneficially own 40.7% of our voting securities under Rule 13d-3 of the Exchange Act. For more information on the TIS investment, including the purchase price of our common stock and warrants and a description of the arrangements related to the TIS investment, see Item 1.01 above and the TIS Agreement attached as Exhibit 10.1 hereto. Currently, Intracel is our largest stockholder, and securities issued and to be issued to TIS pursuant to the TIS Agreement will dilute Intracel’s ownership from approximately 41% immediately prior to the First Closing to approximately 25% upon issuance of all securities to TIS. It is anticipated that each investor in TIS used, or will use, personal funds, to purchase the common stock and warrants available under the TIS Agreement.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Departure of Directors or Principal Officers

Effective August 22, 2014, Michael G. Hanna, Jr., Ph.D. resigned as our Chief Executive Officer. Dr. Hanna will continue to serve as a special advisor to the Chief Executive Officer. An updated 3-year employment agreement consistent with this role will be adopted for Dr. Hanna and reviewed/approved by the soon to be formed compensation committee. We will file an 8-K with such executed agreement upon its consummation.

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Effective August 22, 2014, Alan Cohen, Daniel Fitzgerald, and Daniel Kane each tendered his resignation as a director. Their resignations were negotiated in connection with the First Closing and pursuant to the Intracel Termination Agreement. To the knowledge of our executive officers, none of Messrs. Cohen, Fitzgerald or Kane’s resignations as directors were because of any disagreements with us on matters relating to its operations, policies, and practices.

Effective August 22, 2014, in connection with the First Closing, Michael G. Hanna, Jr., Ph.D. tendered his resignation as Chairman of the Board. Dr. Hanna will continue to serve as a director (Chairman Emeritus). Dr. Hanna has agreed to resign as a director upon the fifth closing contemplated by the TIS Agreement.

Effective August 22, 2014, in connection with the First Closing, John Nicolis tendered his resignation of Vice-Chairman of the Board. Mr. Nicolis will continue to serve as a director.

Appointment of Officers

Effective August 22, 2014, in connection with the First Closing, the board appointed Andrew Tussing as our Chief Executive Officer. An updated 3-year employment agreement consistent with this role will be adopted for Mr. Tussing and reviewed/approved by the soon to be formed compensation committee. We will file an 8-K with such executed agreement upon its consummation.

Andrew Tussing, 50, currently serves as our President, Chief Operating Officer, and acting Chief Financial Officer. Mr. Tussing has served as an officer of Vaccinogen since its founding in 2007 (of which he is a co-founder). Previously, Mr. Tussing participated in investment banking activities at 1st BridgeHouse Securities and as Managing Director of Growth5 – a venture capital marketing strategy firm. Before that, Mr. Tussing was a co-founder of Milestone International Asset Management, TM Resources, Tussing & Associates, and served in senior roles at Pershing, a division of the Bank of New York, and at Deutsche Bank’s Alex. Brown division where he was Director of Strategic Development, Marketing & Sales for its Correspondent Services business. Mr. Tussing has a BS in Business Administration from the University of Baltimore. Mr. Tussing is the son-in-law of Michael G. Hanna, Jr., Ph.D., who is our director and, until the First Closing, has also served as our Chief Executive Officer and Chairman of the Board.

Appointment of Directors

Effective August 22, 2014, in connection with the First Closing, the Board appointed Andrew Tussing, Benjamin Carson, M.D. (Chairman) and Anders Halldin (Vice-Chairman) as directors of Vaccinogen to fill the vacancies created by Messrs. Cohen, Fitzgerald, and Kane’s resignations. Each of Messrs. Tussing, Carson, and Halldin shall serve until their successor is duly elected and qualifies. It is anticipated that Mr. Halldin will be appointed to and serve as chairman of our nominating committee and our audit committee.

Mr. Tussing served as our President, Chief Operating Officer, and acting Chief Financial Officer, and, as described above, is now our Chief Executive Officer.

Dr. Carson currently serves as a member of our Medical Advisory Board.

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Mr. Halldin currently serves as the leader for TIS. In addition, Mr. Halldin may purchase securities under the TIS Agreement.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit
Number	Description

4.1	Form of Warrant (Non-US Subscribers)
4.2	Form of Warrant (US Subscribers)
10.1	Amendment to Agreement between Vaccinogen and The Investment Syndicate
10.2	Intracel Termination Agreement
10.3	Letter Agreement with The Abell Foundation
10.4	Right of First Offer Agreement with Intracel Holdings Corporation
10.5	Form of Subscription Agreement (Non-US Subscribers)
10.6	Form of Subscription Agreement (US Subscribers)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VACCINOGEN, INC.

(Registrant)

Date: August 25, 2014	By:	/s/ Andrew Tussing
Andrew Tussing President and Chief Executive Officer

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